Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-161584 and No. 333-186170 of our reports dated March 15, 2013 relating to the consolidated financial statements of Meridian Interstate Bancorp, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Meridian Interstate Bancorp, Inc. for the year ended December 31, 2012.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
March 15, 2013